UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2016

333-162084

 Commission File Number

Champion Pain Care Corporation

(Exact name of registrant as specified in its charter)

Delaware	27-0625383
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

48 Wall Street New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On March 15, 2016, the Board of Directors (the “Board”) passed a resolution to appoint Terrance Owen as CFO.

Terrance Owen

Dr. Owen obtained a BSc (Honours) in Biology from the University of Victoria in 1968, a MSc in Biology from the University of New Brunswick in 1970, a PhD in Zoology from the University of British Columbia in 1974 and a MBA from Simon Fraser University in 1991. From 2000 to 2013, Dr. Owen was the President, CEO & a Director of ALDA Pharmaceuticals Corp. (Since renamed Vanc Pharmaceuticals Inc.), serves as a Director and on the audit committees of three other public companies that are listed on the TSX Venture Exchange and was acting CFO for Sonoma Resources, Inc from 2013 to 2015. From December, 1980 to April 2002, Dr. Owen was the President of Helix Biotech ULC, a laboratory providing DNA identity testing services for paternity, immigration and forensic cases. He was the President and a director of Helix BioPharma Corp. from July, 1995 to June, 1998. On October 23, 2013 Dr. Owen was appointed as the CEO and as a Director of the Company and resigned as CEO on June 15, 2015 when Mr. Garland A. Brown. Jr. was appointed as CEO. Since the inception of the Company, Dr. Owen has been fulfilling the duties of CFO and has now been appointed by the Board to formalize that role.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION PAIN CARE CORPORATION

Date: April 1, 2016	By:	/s/ Garland A. Brown, Jr.
	Name:	Garland A. Brown, Jr.
	Title:	CEO

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